Exhibit 99.1

Barnes & Noble Reports Fiscal 2018 Year-End Financial Results

NEW YORK--(BUSINESS WIRE)--June 21, 2018--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2018 fourth quarter and full-year ended April 28, 2018.

Total sales were $786 million for the quarter and $3.7 billion for the full year, decreasing 4.3% and 6.0% over the prior year periods, respectively. Comparable store sales declined 4.1% for the fourth quarter and 5.4% for the full year.

The consolidated fourth quarter net loss was $21.1 million, or $0.29 per share, compared to a loss of $13.4 million, or $0.19 per share, in the prior year. Fourth quarter results include $7.7 million of non-recurring charges associated with the Company’s strategic initiatives.

The fiscal 2018 consolidated net loss was $125.5 million, or $1.73 per share, compared to net earnings of $22.0 million, or $0.30 per share, in the prior year. Fiscal 2018 results include non-cash asset impairment charges of $135.4 million, $16.2 million of severance charges and $15.3 million of strategic initiative costs.

Excluding non-recurring or unusual charges in both years, consolidated EBITDA was $6.7 million in the fourth quarter, as compared to $5.6 million a year ago, and $145.4 million in fiscal 2018, as compared to $187.2 million a year ago. The company reduced expenses by $15 million in the fourth quarter and $52 million for the full year, excluding non-recurring or unusual charges.

“In fiscal 2018 we developed a long-term strategic turnaround plan, which we continue to execute,” said Demos Parneros, Chief Executive Officer of Barnes & Noble, Inc. “Our plan, which includes sales improvements and cost reductions, is expected to yield immediate improvement in fiscal 2019, resulting in EBITDA of $175 million to $200 million, and further benefits in the following years. We also strengthened our leadership team in key areas of the business. They will be instrumental in overseeing the turnaround.”

Outlook

For fiscal year 2019, the Company expects consolidated EBITDA to be in a range of $175 million to $200 million.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, June 21, 2018, and is accessible at investors.barnesandnobleinc.com.

Barnes & Noble, Inc. will report fiscal 2019 first quarter results on or about September 6, 2018.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS) is the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 630 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The Nook Digital business offers a lineup of popular NOOK® tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store (www.nook.com) features digital books, periodicals and comics, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business, risks associated with the eCommerce business, including the possible loss of eCommerce customers and declines in eCommerce sales, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to new store concepts and eCommerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 28, 2018, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017

Sales	$786,076	$821,220	$3,662,280	$3,894,558
Cost of sales and occupancy	557,075	578,733	2,551,077	2,682,356
Gross profit	229,001	242,487	1,111,203	1,212,202
Selling and administrative expenses	230,042	238,508	999,109	1,040,007
Depreciation and amortization	24,498	27,804	106,340	117,887
Goodwill impairment	-	-	133,612	-
Operating income (loss)	(25,539)	(23,825)	(127,858)	54,308
Interest expense, net	2,583	1,843	9,837	7,509
Income (loss) before taxes	(28,122)	(25,668)	(137,695)	46,799
Income tax provision (benefit)	(7,050)	(12,240)	(12,215)	24,776
Net income (loss)	$(21,072)	$(13,428)	$(125,480)	$22,023

Income (loss) per common share:
Basic	$(0.29)	$(0.19)	$(1.73)	$0.30
Diluted	$(0.29)	$(0.19)	$(1.73)	$0.30

Weighted average common shares outstanding:
Basic	72,653	72,054	72,588	72,188
Diluted	72,653	72,054	72,588	72,328

Dividends declared per common share	$0.15	$0.15	$0.60	$0.60

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	70.9%	70.5%	69.7%	68.9%
Gross profit	29.1%	29.5%	30.3%	31.1%
Selling and administrative expenses	29.3%	29.0%	27.3%	26.7%
Depreciation and amortization	3.1%	3.4%	2.9%	3.0%
Goodwill impairment	0.0%	0.0%	3.6%	0.0%
Operating income (loss)	-3.2%	-2.9%	-3.5%	1.4%
Interest expense, net	0.3%	0.2%	0.3%	0.2%
Income (loss) before taxes	-3.6%	-3.1%	-3.8%	1.2%
Income tax provision (benefit)	-0.9%	-1.5%	-0.3%	0.6%
Net income (loss)	-2.7%	-1.6%	-3.4%	0.6%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

		13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
		April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017

Sales
	Retail	$765,452	$796,184	$3,575,614	$3,784,655
	NOOK	25,093	31,990	111,487	146,514
	Elimination	(4,469)	(6,954)	(24,821)	(36,611)
Total		$786,076	$821,220	$3,662,280	$3,894,558

Gross Profit
	Retail	$216,310	$229,069	$1,054,195	$1,148,542
	NOOK	12,691	13,418	57,008	63,660
Total		$229,001	$242,487	$1,111,203	$1,212,202

Selling and Administrative Expenses
	Retail	$218,494	$220,826	$945,643	$959,002
	NOOK	11,548	17,682	53,466	81,005
Total		$230,042	$238,508	$999,109	$1,040,007

Goodwill Impairment
	Retail	$-	$-	$133,612	$-
	NOOK	-	-	-	-
Total		$-	$-	$133,612	$-

EBITDA
	Retail	$(2,184)	$8,243	$(25,060)	$189,540
	NOOK	1,143	(4,264)	3,542	(17,345)
Total		$(1,041)	$3,979	$(21,518)	$172,195

Depreciation and Amortization
	Retail	$(21,843)	$(24,121)	$(94,334)	$(98,877)
	NOOK	(2,655)	(3,683)	(12,006)	(19,010)
Total		$(24,498)	$(27,804)	$(106,340)	$(117,887)

Operating Income (Loss)
	Retail	$(24,027)	$(15,878)	$(119,394)	$90,663
	NOOK	(1,512)	(7,947)	(8,464)	(36,355)
Total		$(25,539)	$(23,825)	$(127,858)	$54,308

Net Income (Loss)
	Operating income (loss)	$(25,539)	$(23,825)	$(127,858)	$54,308
	Interest expense, net	(2,583)	(1,843)	(9,837)	(7,509)
	Income tax provision (benefit)	7,050	12,240	12,215	(24,776)
Total		$(21,072)	$(13,428)	$(125,480)	$22,023

Percentage of sales:

Gross Margin
	Retail	28.3%	28.8%	29.5%	30.3%
	NOOK	61.5%	53.6%	65.8%	57.9%
Total		29.1%	29.5%	30.3%	31.1%

Selling and Administrative Expenses
	Retail	28.5%	27.7%	26.4%	25.3%
	NOOK	56.0%	70.6%	61.7%	73.7%
Total		29.3%	29.0%	27.3%	26.7%

Goodwill Impairment
	Retail	0.0%	0.0%	3.7%	0.0%
	NOOK	0.0%	0.0%	0.0%	0.0%
Total		0.0%	0.0%	3.6%	0.0%

EBITDA
	Retail	-0.3%	1.0%	-0.7%	5.0%
	NOOK	5.5%	-17.0%	4.1%	-15.8%
Total		-0.1%	0.5%	-0.6%	4.4%

Depreciation and Amortization
	Retail	-2.9%	-3.0%	-2.6%	-2.6%
	NOOK	-12.9%	-14.7%	-13.9%	-17.3%
Total		-3.1%	-3.4%	-2.9%	-3.0%

Operating Income (Loss)
	Retail	-3.1%	-2.0%	-3.3%	2.4%
	NOOK	-7.3%	-31.7%	-9.8%	-33.1%
Total		-3.2%	-2.9%	-3.5%	1.4%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 28, 2018	April 29, 2017

ASSETS
Current assets:
Cash and cash equivalents	$10,769	$11,993
Receivables, net	64,562	67,294
Merchandise inventories, net	958,196	946,909
Prepaid expenses and other current assets	65,153	101,816
Total current assets	1,098,680	1,128,012

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,080,952	1,072,007
Fixtures and equipment	1,523,485	1,608,433
	2,606,978	2,682,981
Less accumulated depreciation and amortization	2,351,454	2,406,859
Net property and equipment	255,524	276,122

Goodwill	71,593	207,381
Intangible assets, net	309,649	310,205
Other non-current assets	14,122	11,201
Total assets	$1,749,568	$1,932,921

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$458,896	$473,686
Accrued liabilities	260,209	283,157
Gift card liabilities	323,465	351,424
Total current liabilities	1,042,570	1,108,267

Long-term debt	158,700	64,900
Deferred taxes	52,044	86,132
Other long-term liabilities	84,271	99,311

Shareholders' equity:
Common stock; $0.001 par value; 300,000 shares authorized;
112,238 and 111,933 shares issued, respectively	112	112
Additional paid-in capital	1,749,555	1,741,380
Accumulated other comprehensive income	276	315
Retained earnings	(216,236)	(46,425)
Treasury stock, at cost, 39,585 and 39,497 shares, respectively	(1,121,724)	(1,121,071)
Total Barnes & Noble, Inc. shareholders' equity	411,983	574,311
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$1,749,568	$1,932,921

BARNES & NOBLE, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Numerator for basic income (loss) per share:
Net income (loss)	$(21,072)	$(13,428)	$(125,480)	$22,023
Less allocation of dividends to participating securities	(21)	(17)	(80)	(576)
Less allocation of undistributed earnings to participating securities	-	-	-	-
Net income (loss) available to common shareholders	$(21,093)	$(13,445)	$(125,560)	$21,447

Numerator for diluted income (loss) per share:
Net income (loss) available to common shareholders	$(21,093)	$(13,445)	$(125,560)	$21,447
Allocation of undistributed earnings to participating securities	-	-	-	-
Less diluted allocation of undistributed earnings to participating securities	-	-	-	-
Net income (loss) available to common shareholders	$(21,093)	$(13,445)	$(125,560)	$21,447

Denominator for basic income (loss) per share:
Basic weighted average common shares	72,653	72,054	72,588	72,188

Denominator for diluted income (loss) per share:
Basic weighted average common shares	72,653	72,054	72,588	72,188
Average dilutive options	-	-	-	63
Average dilutive non-participating securities	-	-	-	77
Diluted weighted average common shares	72,653	72,054	72,588	72,328

Income (loss) per common share:
Basic	$(0.29)	$(0.19)	$(1.73)	$0.30
Diluted	$(0.29)	$(0.19)	$(1.73)	$0.30

BARNES & NOBLE, INC. AND SUBSIDIARIES
Non-GAAP Reconciliation & Forward-Looking Statement
(In millions)
(Unaudited)

	Fiscal 2017		Fiscal 2018		Forward-Looking Fiscal 2019

Adjusted EBITDA (a)	$187		$145
Severance	(10)		(16)
Asset impairments	-		(135)
Strategic initiatives	(5)	(b)	(15)	(c)
EBITDA	$172		$(21)

EBITDA	$172		$(21)		$175	$200
Depreciation and amortization	(118)		(106)		(100)	(100)
Operating income (loss)	$54		$(127)		$75	$100

(a) Excludes any unusual or non-recurring items.

(b) Including charges related to cost reduction initiatives.

(c) Costs associated with strategic initiatives, including strategic consulting and markdowns to clear certain non-returnable inventories.

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investors:
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Vice President
Investor Relations and Corporate Finance
amilevoj@bn.com